SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

May 9, 2013

Date of Report (Date of Earliest Event Reported)

Primco Management, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	333-173119	27-3696297
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 Century Park East
6th Floor, Suite 73, Century City, CA	90067
(Address of principal executive offices)	(Zip Code)

(310) 407-5452

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities

On May 9, 2103, the registrant executed into a securities settlement agreement with Redwood Management, LLC, a third party accredited investor in consideration for the third party assuming the registrant’s debt of $600,000.  Pursuant to this securities settlement agreement, the debt becomes due April 29, 2014, allows prepayment at any time with a 25% premium and carries interest at the rate of 8% per annum on the principal outstanding.  This note is convertible into common shares of the registrant at a conversion price of 55% of the lowest per share market trading price during the eight trading days immediately preceding a conversion date.  On May 9, 2013, $50,000 of the debt was converted into 6,993,006 common shares at a conversion price of $0.00715 per share. The issuance is exempt under Section 4(2) of the Securities Act of 1933.

On May 9, 2013, the registrant executed a 12% convertible promissory note in the aggregate principal amount of $150,000 with Magna Group, LLC, a third-party accredited investor.  The note has a maturity date of December 29, 2014, and allows prepayment of principal at a premium of 25% if paid before August 26, 2013 and 50% is paid after that date.  The note is convertible into common shares of the registrant at 55% of the lowest trading price during the three trading days immediately preceding the conversion date.  On May 9, 2013, $20,000 of the debt was converted into 2,587,982 common shares at a conversion price of $0.007755 per share.  The issuance is exempt under Section 4(2) of the Securities Act of 1933.

Item 8.01 – Other Events

On May 9, 2013, the registrant executed an 8% convertible promissory note in the aggregate principal amount of $500,000 with Redwood Management, LLC, a third party accredited investor.  The note is payable to the registrant in three installments: $100,000 due May 10, 2013, $200,000 due June 10, 2013, and $200,000 due July 10, 2013.  The note proceeds will be used for working capital and to fund current business requirements.  The note has a maturity date of January 29, 2014 and allows prepayment of principal at a 25% premium.  Beginning October 29, 2013, the note is convertible into common shares of the registrant at a conversion price of 55% of the lowest share trading price during the eight trading days immediately preceding the conversion date.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit 99.1: $600,000 securities settlement agreement between the registrant and Redwood Management.

Exhibit 99.2: $150,000 convertible promissory note between the registrant and Magna Group, LLC.

Exhibit 99.3: $500,000 convertible promissory note between the registrant and Redwood Management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Primco Management, Inc.

By:      /s/ David Michery

David Michery

Chief Executive Officer

Dated:  May 14, 2013